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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 27, 2000


                                  Advanta Corp.

             (Exact name of registrant as specified in its charter)





   Delaware                         0-14120                  23-1462070

(State or other jurisdiction        (Commission File         (IRS Employer
 of incorporation)                   Number)                 Identification No.)




Welsh and McKean Roads, P.O. Box 844, Spring House, PA                19477

(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (215) 657-4000

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Item 5.           Other Events

On November 27, 2000 Advanta Corp. (the "Company" or "Advanta") announced that negotiations to sell its Mortgage business to a major financial institution are proceeding on track. Under the terms of the proposal, as previously announced, the Company expects to receive a price that is in excess of book value. The Company indicated that substantial progress has been made toward completion of a definitive agreement. Although it will take longer to complete a definitive agreement, the Company anticipates closing the transaction early next year.

The Company intends to seek shareholder approval for the transaction. While a number of items remain to be negotiated and there can be no assurance that a definitive agreement will be reached, if the transaction is consummated under the terms of the proposal, it will result in the sale of virtually all mortgage assets which represent 33% of owned assets at September 30, 2000.

Advanta (www.advanta.comhttp://www.advanta.com) is a highly focused financial services company with over 2,700 employees, servicing approximately $25 billion of assets, including approximately $12 billion in managed assets and approximately $13 billion in assets serviced for third parties. Advanta provides consumers and small businesses with targeted financial products and services, including non-conforming mortgages, business credit cards, equipment leases, insurance and deposit products. The Company is also one of the largest servicers of non-conforming mortgages for third parties in the country.

Advanta has leveraged its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Advanta created one of the first automated underwriting and sales engines in the non-conforming mortgage industry. The Company also offers its customers and business partners a broad range of self-service financial solutions and other services on the Internet.

Advanta was named one of the 500 Most Admired Companies in America in FORTUNE Magazine's most recent annual survey. In June 2000, American Banker ranked Advanta Bank Corp. third among the top 100 community banks in the nation in terms of return on average assets.

  This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; and (2) the completion of a definitive agreement generally consistent with the proposal and the closing and timing of the transaction. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
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Form 8-K                       Advanta Corp.
November 27, 2000



Item 7.           Financial Statements and Exhibits.

(c)               Exhibits:

                  None.

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Form 8-K                    Advanta Corp.
November 27, 2000


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Advanta Corp.


                                       By:/s/ Elizabeth H. Mai
                                       -----------------------
                                         Elizabeth H. Mai,
                                         Senior Vice President,
                                         Secretary and General Counsel




November 27, 2000